UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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MICREL, INCORPORATED

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The following is the text of an employee communication issued by Micrel, Incorporated on March 27, 2008.

To: All Micrel Employees

From: Ray Zinn

Subject: Recent Shareholder SEC Filings

You may have heard of some SEC filings and associated market activity over the past few days by a new shareholder, Obrem Capital Management. These filings included two letters to our Board, one requesting that the Board consider a sale of the Company, and the other seeking, among other things, a special meeting of shareholders and removal of our five current directors.

I can assure you that our Board is considering these communications carefully and deliberately. On Monday of this week, the Board adopted a Shareholder Rights Plan, which is designed to help protect our shareholders against abusive or coercive takeover tactics. The Plan, I should note, is not an employee stock option or benefit.

There may be more public discussion of these matters over the next days and weeks. I understand how distracting this all might be. As CEO and, more importantly, as your fellow Micrel employee, I urge everyone to keep focused on our Company and our business. We have created the successful business of which we are all so proud by virtue of the dedication and commitment of all of you, and we need now to keep our attention centered on our operations, our products and our commitment to our customers.

One final request: It is important that our Company speak with one voice on these matters. Please do not comment publicly on these SEC filings, or add postings to any “Message Board” on which they might be discussed.

I deeply appreciate your continued dedication to and support of Micrel.

# # #

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

Micrel, Incorporated intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with any shareholders’ meeting that may be held, which will be mailed to shareholders along with a white proxy card. Micrel, Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel, Incorporated in connection with any meeting of shareholders that may be held. Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held will be included in the proxy statement filed by Micrel, Incorporated in connection with any such meeting. In addition, Micrel, Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. These documents are available, and the proxy statement, when it is filed, will be available free of charge at the SEC’s web site at www.sec.gov or from Micrel, Incorporated at www.micrel.com. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.